Exhibit 10.3

EXECUTION

SECOND AMENDMENT
TO
ASSET PURCHASE AGREEMENT

This Second Amendment, dated as of December 21, 2012, to that certain Asset Purchase Agreement, dated as of December 15, 2010, as amended (this “Second Amendment”), is entered into by and among Aceto Corporation, a New York corporation (“Aceto”), Rising Pharmaceuticals Inc., a Delaware corporation (formerly known as Sun Acquisition Corp., a Delaware corporation)(“Purchaser”), Pearl Ventures Inc., a New Jersey corporation (formerly known as Rising Pharmaceuticals, Inc., a New Jersey corporation)(“Seller”), Ronald Gold (“Gold”) and David B. Rosen (“Rosen”).

WITNESSETH

WHEREAS, Purchaser, Seller, Aceto, Gold and Rosen executed and delivered that certain Asset Purchase Agreement, dated as of December 15, 2010, as amended by that certain First Amendment to Asset Purchase Agreement, dated as of December 31, 2010, regarding the purchase of certain assets of Seller by Purchaser (the “Purchase Agreement”).

WHEREAS, Purchaser, Seller, Aceto, Gold and Rosen desire to execute and deliver a modification to the Purchase Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and good and valuable consideration, the mutual receipt and legal sufficiency of which the parties hereto hereby acknowledge, Purchaser, Seller, Aceto, Gold and Rosen hereby agree as follows:

1.          Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Purchase Agreement.

2.          Section 2.3.5(a)(i) of the Purchase Agreement is hereby amended by deleting therefrom the language:

“Seller shall be paid, in cash, Eight Million ($8,000,000) Dollars (the “Minimum Contingent Consideration”) in annual installments of (i) One Million Five Hundred Thousand (1,500,000) Dollars not later than fifty-six (56) days following each of the first three anniversaries on the Closing Date and (ii) Three Million Five hundred Thousand Dollars not later than fifty-six (56) days following the fourth (4th) anniversary of the Closing Date.”

and substituting in its place the following language:

“Seller shall be paid, in cash, Seven Million Nine Hundred and Seventy Thousand Dollars ($7,970,000)(the “Minimum Contingent Consideration”) in annual installments as follows: (i) One Million Five Hundred Thousand Dollars ($1,500,000) not later than fifty-six (56) days following the first (1st) anniversary of the Closing Date; (ii) One Million Four Hundred and Seventy Thousand Dollars ($1,470,000) on or before December 31, 2012; (iii) One Million Five Hundred Thousand Dollars ($1,500,000) not later than fifty-six (56) days following the third (3rd) anniversary of the Closing Date; and (iv) Three Million Five Hundred Thousand Dollars ($3,500,000) not later than fifty-six (56) days following the fourth (4th) anniversary of the Closing Date.”

EXECUTION

3.          Notwithstanding anything herein and in the Purchase Agreement to the contrary, Purchaser, Seller, Aceto, Gold and Rosen each hereby agrees that each party’s execution and delivery of this Second Amendment shall not in any manner waive or impair any party’s actions and causes of action, claims, demands, liabilities, obligations, damages and expenses of any and every character, now existing or hereafter arising, known or unknown, matured or unmatured, accrued or not accrued, foreseen or not foreseen, direct and/or indirect, at law or in equity, of any kind or nature whatsoever, for or because of any matter or things done, omitted or suffered to be done by any party in respect of such party’s performance under the Purchase Agreement or otherwise claimed or alleged by any party in respect of such party’s performance under the Purchase Agreement.

4.          This Second Amendment may not be changed, modified or terminated except by an instrument executed by all of the parties hereto.

5.          The failure of Purchaser, Seller, Aceto, Gold or Rosen at any time or times to require strict performance of any provision of the Purchase Agreement, as amended hereby, shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of any failure or refusal to comply with the other parties’ obligations under the Purchase Agreement, as amended hereby, shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

6.          Except as otherwise provided for in this Second Amendment, Purchaser, Seller, Aceto, Gold and Rosen hereby acknowledge that the Purchase Agreement, remains in full force and effect.

7.          This Second Amendment shall be governed by, interpreted under and construed and enforced in accordance with, the laws of the State of New York.

8.          This Second Amendment may be executed in counterparts, it being understood that all such counterparts, taken together, shall constitute one and the same agreement. Signatures hereon which are transmitted by fax or in portable document format or other electronic means shall be deemed original signatures.

9.          For the avoidance of doubt, this Second Amendment is deemed to be part of the Purchase Agreement for purposes of Section 13.5 thereof.

(Intentionally left blank, signature page to follow)

EXECUTION

IN WITNESS WHEREOF, each party hereto has duly executed this Second Amendment to Asset Purchase Agreement as of the date first above written.

RISING PHARMACEUTICALS INC. (F/K/A SUN ACQUISITION CORP.)

By:
Albert L. Eilender
Chief Executive Officer

ACETO CORPORATAION

By:
Albert L. Eilender
Chief Executive Officer

PEARL VENTURES INC. (F/K/A/ RISING PHARMACEUTICALS, INC.)

By:	/s/ Ronald Gold
Ronald Gold
President & CEO

/s/ Ronald Gold
Ronald Gold, Individually

/s/ David B. Rosen
David B. Rosen, Individually